UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously reported, on September 27, 2011, LoJack Ireland Limited, a subsidiary of LoJack Corporation (“LoJack Ireland”), received a demand for arbitration with the International Centre for Dispute Resolution of the American Arbitration Association (“ICDR”) filed by Tracker do Brasil LTDA (“Tracker”), which licenses the LoJack technology in Brazil. The filing alleged interference with contractual relations, fraud/intentional misrepresentation, negligent misrepresentation, breach of contract, breach of the implied covenant of good faith and fair dealing, and violation of Mass. Gen. Laws c. 93A relating to product pricing and the fulfillment of purchase orders to the licensee. LoJack Ireland asserted certain counterclaims against Tracker in the ICDR.
On May 9, 2014, the arbitration panel issued a partial final award on the liability phase of the arbitration, dismissing all of Tracker’s claims against LoJack Ireland. LoJack Ireland’s counterclaims against Tracker for breach of contract and breach of the implied covenant of good faith and fair dealing were upheld in material part. LoJack Ireland’s counterclaim that Tracker engaged in unfair competition was also upheld. Also, because Tracker failed to meet its minimum unit purchase requirements under the parties’ License Agreement, the panel further concluded that LoJack Ireland had the right to terminate such License Agreement upon the giving of 60 days written notice to Tracker. A hearing on the damages phase of the arbitration was scheduled for February 2015.
On January 28, 2015, LoJack Ireland reached a legal settlement with Tracker with respect to the counterclaims included in the arbitration. Under the settlement, Tracker is required to pay LoJack Ireland $2.0 million in cash and provide $3.0 million of value in the form of gross margin through product sales. The cash payments are to be paid by Tracker evenly over the twelve months ending January 2016. Of the total value, $4.0 million is expected to be received by LoJack in 2015 and the remaining $1.0 million in the first seven months of 2016. The product sales are a combination of last time purchases by Tracker in Brazil and other purchases by Tracker affiliates with valid license agreements in other territories. The settlement also terminates all litigation between the parties, although LoJack Ireland’s damages claim may be re-instated in the event that Tracker does not comply with the terms of the settlement agreement, and also provides for the immediate termination of Tracker as LoJack’s exclusive licensee in the country of Brazil.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date:	February 3, 2014	By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and General Counsel